UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2013, NiSource Inc. (the “Company”), NiSource Finance Corp., an Indiana corporation and a wholly-owned special purpose finance subsidiary of the Company (“NiSource Finance”), and Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters, entered into a Terms Agreement with respect to the offering and sale of $500,000,000 aggregate principal amount of NiSource Finance’s 5.65% Notes due 2045 (the “Notes”) under the Company’s and NiSource Finance’s Registration Statement on Form S-3 (File Nos. 333-170385 and 333-170385-01). The Notes will be fully and unconditionally guaranteed by the Company. The Terms Agreement incorporates by reference an Underwriting Agreement dated November 5, 2010 of the Company and NiSource Finance (a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed December 6, 2010).

The Notes will be issued pursuant to an Indenture dated as of November 14, 2000 among the Company, NiSource Finance and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (a copy of which was filed as Exhibit 4.1 to the Company’s and NiSource Finance’s Registration Statement on Form S-3, File Nos. 333-49330 and 333-49330-01). A copy of the form of the Notes is filed as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The sale is expected to close on October 10, 2013.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

4.1	Form of 5.65% Notes due 2045

5.1	Opinion of Schiff Hardin LLP

12.1	Ratio of Earnings to Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: October 7, 2013	By:	/s/ David J. Vajda
David J. Vajda
Vice President, Treasurer and Chief Risk Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of 5.65% Notes due 2045

5.1	Opinion of Schiff Hardin LLP

12.1	Ratio of Earnings to Fixed Charges

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